Exhibit 99.1

SCHERING-PLOUGH PRESS RELEASE

SCHERING-PLOUGH TO RAISE $1.75 BILLION FROM SALE OF SENIOR NOTES

KENILWORTH, N.J., Nov. 19, 2003 -- Schering-Plough Corporation (NYSE: SGP) today announced that it intends to raise $1.75 billion through an underwritten registered public offering of senior notes.

The offering is being made through an underwriting syndicate in which Merrill Lynch & Co. and Citigroup will act as the joint book-running managers. Copies of the preliminary prospectus relating to the offering may be obtained by contacting Merrill Lynch at 212-449-4916 or Citigroup at 212-723-6171.

This announcement is neither an offer to sell nor the solicitation of an offer to buy the senior notes or any other securities and shall not constitute an offer, solicitation or sale, nor shall there be any sale, in any jurisdiction in which such offer, solicitation or sale is unlawful.

DISCLOSURE NOTICE: This release contains forward-looking statements about Schering-Plough's intention to raise funds from the sale of senior notes which statements are indicated by the words "will," "plan," "expect" and similar expressions. Such forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise such forward-looking statements. For a discussion of risks and uncertainties that may cause actual results to vary from forward looking statements, see Schering-Plough's filings with the Securities and Exchange Commission, including the third quarter 2003 10-Q filed Nov. 7, 2003.

Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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Media: Robert J. Consalvo (908) 298-7409

Investors: Lisa W. DeBerardine (908) 298-7437

/NOTE TO EDITORS: Schering-Plough press releases are available on the company's Web site at http://www.schering-plough.com

Schering-Plough press releases are also available on PRNewswire's Web site at http://www.prnewswire.com/comp/777050.html/

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